Exhibit 99.1

WisdomTree Announces Fourth Quarter 2023 Results

Surpasses $100 Billion in Total AUM

520bps of Operating Margin Expansion vs. the Prior Year

Diluted Earnings Per Share of $0.16 ($0.11, as Adjusted)

13% Annualized Organic Growth Rate Across All Products

New York, NY – (Business Wire) – February 2, 2024 – WisdomTree, Inc. (NYSE: WT), a global financial innovator, today reported financial results for the fourth quarter of 2023.

$19.1 million net income ($18.6(1) million net income, as adjusted), see “Non-GAAP Financial Measurements” for additional information.

$100.1 billion of ending AUM, an increase of 6.8% arising primarily from market appreciation.

$0.3 billion of net outflows, primarily driven by outflows from our fixed income and commodity products, partly offset by inflows into our U.S. equity and emerging markets products.

0.36% average advisory fee, unchanged from the prior quarter.

$90.8 million of operating revenues, essentially unchanged from the prior quarter.

79.7% gross margin(1), a 0.4 point decrease from the prior quarter due to higher fund costs.

28.7% operating income margin, an 0.8 point decrease compared to our operating margin of 29.5% in the prior quarter primarily due to higher expenses.

Repurchase of Series C non-voting preferred shares convertible into 13.1 million shares of common stock from Gold Bullion Holdings (Jersey) Limited (“GBH”), a subsidiary of the World Gold Council, for aggregate cash consideration of approximately $84.4 million, with $40.0 million paid on the closing date and the remainder of the purchase price payable in equal annual installments on the first, second and third anniversaries of the closing date, with no requirement to pay interest. The repurchase price per share equated to $6.02 per share when taking into consideration the interest-free financing element of the transaction.

$0.03 quarterly dividend declared, payable on February 28, 2024 to stockholders of record as of the close of business on February 14, 2024.

Update from Jarrett Lilien, WisdomTree COO and President

“In 2023, we generated over $10 billion of net inflows and extended our positive inflow streak to three consecutive years. This is the direct result of consistent hard work and our success in deepening relationships with advisors – in 2023 we grew our client base by 20% and also saw a 20% increase in the number of clients holding multiple WisdomTree products. Our strategy to expand our client base while deepening wallet share penetration, coupled with the success of our Portfolio Solutions initiative, is compounding growth and proving to be a formula for continued momentum in our organic growth for 2024 and years to come.”

1

Update from Jonathan Steinberg, WisdomTree CEO

“WisdomTree’s strong execution was on display once again in 2023, as demonstrated by our industry-leading organic growth. Our proactive management actions coupled with continued scale benefits drove 540 basis points of adjusted operating margin expansion year-over-year.

I’m thrilled that WisdomTree achieved $100 billion of global assets under management for the first time in company history, and I’m confident that it will take significantly less time to gather the next $100 billion in the years ahead – this next phase for WisdomTree will be driven by continued organic growth from adding new clients, the launch of new products, deepening wallet share with models, and our continued leadership in tokenization and blockchain-enabled finance.”

OPERATING AND FINANCIAL HIGHLIGHTS

	Three Months Ended
	Dec. 31, 2023	Sept. 30, 2023	June 30, 2023	Mar. 31, 2023	Dec. 31, 2022
Consolidated Operating Highlights ($ in billions):
AUM—end of period	$100.1	$93.7	$93.7	$90.7	$82.0
Net (outflows)/inflows	$(0.3)	$2.0	$2.3	$6.3	$5.3
Average AUM	$96.6	$95.7	$91.6	$87.5	$77.6
Average advisory fee	0.36%	0.36%	0.36%	0.36%	0.36%

Consolidated Financial Highlights ($ in millions, except per share amounts):
Operating revenues	$90.8	$90.4	$85.7	$82.0	$73.3
Net income/(loss)	$19.1	$13.0	$54.3	$16.2	$(28.3)
Diluted earnings/(loss) per share	$0.16	$0.07	$0.32	$0.10	$(0.20)
Operating income margin	28.7%	29.5%	21.2%	20.2%	16.0%

As Adjusted (Non-GAAP(1)):
Gross margin	79.7%	80.1%	79.3%	79.1%	76.9%
Net income, as adjusted	$18.6	$18.0	$14.9	$11.2	$7.0
Diluted earnings per share, as adjusted	$0.11	$0.10	$0.09	$0.07	$0.04
Operating income margin, as adjusted	28.7%	29.5%	26.9%	21.4%	16.0%

RECENT BUSINESS DEVELOPMENTS

Company News

•	In January 2024, our Board of Directors appointed (i) Smita Conjeevaram to replace Win Neuger as Chair of the Compensation Committee and (ii) Shamla Naidoo to replace Smita Conjeevaram as Chair of the Nominating and Governance Committee of the Board of Directors. Mr. Neuger will continue to serve as Chair of the Board and a member of the Compensation Committee and Ms. Conjeevaram will continue to serve as a member of the Nominating and Governance Committee.
•	In November 2023, we completed the repurchase of our Series C non-voting preferred shares convertible into 13.1 million shares of WisdomTree common stock from a subsidiary of the World Gold Council.
•	In December 2023, WisdomTree was named as a 2023 “Best Places to Work in Money Management” by Pensions & Investments for the fourth consecutive year; and we surpassed $100.0 billion in total global assets under management.

Product News

•	In November 2023, we launched the WisdomTree UK Quality Dividend Growth UCITS ETF (UGRW) on the London Stock Exchange.
•	In December 2023, we launched the WisdomTree Bianco Total Return Fund (WTBN) on the NASDAQ; we launched the WisdomTree Megatrends UCITS ETF (WMGT) on the London Stock Exchange and Börse Xetra; our UCITS ETF platform surpassed $5.0 billion in assets under management; and we launched three blockchain-enabled funds available on WisdomTree Prime™, each leveraging research insights from Professor Jeremy Siegel, Senior Economist to WisdomTree.
•	In January 2024, in the U.S. the WisdomTree Bitcoin Fund (BTCW) launched on the Cboe BZX Exchange and in February 2024 the management fee of BTCW was reduced by 5 basis points, lowering the total expense ratio from 0.30% to 0.25%. For a six-month period that commenced on January 11, 2024, the entire fee is being waived for the first $1.0 billion of BTCW’s assets.
•	In January 2024, we also launched the WisdomTree U.S. MidCap Quality Growth Fund (MGRW) and the WisdomTree U.S. SmallCap Quality Growth Fund (SGRW); and we listed the WisdomTree Megatrends UCITS ETF (WMGT) on the Borsa Italiana. In addition, in Europe we reduced fees for the WisdomTree European Physical Bitcoin ETP (BTCW) from 0.95% to 0.35%; fee reductions apply to our other ETPs in WisdomTree’s European Crypto ETP range as well.

2

WISDOMTREE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended							Years Ended
	Dec. 31, 2023		Sept. 30, 2023	June 30, 2023		Mar. 31, 2023	Dec. 31, 2022	Dec. 31, 2023	Dec. 31, 2022
Operating Revenues:
Advisory fees	$86,988		$86,598	$82,004		$77,637	$70,913	$333,227	$293,632
Other income	3,856		3,825	3,720		4,407	2,397	15,808	7,713
Total revenues	90,844		90,423	85,724		82,044	73,310	349,035	301,345
Operating Expenses:
Compensation and benefits	27,860		27,955	26,319		27,398	24,831	109,532	97,897
Fund management and administration	18,445		18,023	17,727		17,153	16,906	71,348	64,761
Marketing and advertising	4,951		3,833	4,465		4,007	4,240	17,256	15,302
Sales and business development	3,881		3,383	3,326		2,994	3,407	13,584	11,871
Contractual gold payments	—		—	1,583		4,486	4,107	6,069	17,108
Professional fees	3,201		3,719	8,334		3,715	2,666	18,969	13,800
Occupancy, communications and equipment	1,208		1,203	1,172		1,101	1,110	4,684	3,898
Depreciation and amortization	335		307	121		109	104	872	262
Third-party distribution fees	2,549		2,694	1,881		2,253	1,793	9,377	7,656
Other	2,379		2,601	2,615		2,257	2,427	9,852	8,705
Total operating expenses	64,809		63,718	67,543		65,473	61,591	261,543	241,260
Operating income	26,035		26,705	18,181		16,571	11,719	87,492	60,085
Other Income/(Expenses):
Interest expense	(3,758)		(3,461)	(4,021)		(4,002)	(3,736)	(15,242)	(14,935)
Gain/(loss) on revaluation/termination of deferred consideration—gold payments	—		—	41,361		20,592	(35,423)	61,953	27,765
Interest income	1,225		791	1,000		1,083	945	4,099	3,320
Impairments	(339)		(2,703)	—		(4,900)	—	(7,942)	—
Loss on extinguishment of convertible notes	—		—	—		(9,721)	—	(9,721)	—
Other gains and losses, net	1,602		(2,512)	1,286		(2,007)	(1,815)	(1,631)	(36,285)
Income/(loss) before income taxes	24,765		18,820	57,807		17,616	(28,310)	119,008	39,950
Income tax expense/(benefit)	5,688		5,836	3,555		1,383	(21)	16,462	(10,734)
Net income/(loss)	$19,077		$12,984	$54,252		$16,233	$(28,289)	$102,546	$50,684
Earnings/(loss) per share—basic	$0.16	(2)	$0.07 (2)	$0.32	(2)	$0.10 (2)	$(0.20)	$0.66 (2)	$0.31 (2)
Earnings/(loss) per share—diluted	$0.16	(2)	$0.07	$0.32		$0.10	$(0.20)	$0.64 (2)	$0.31 (2)
Weighted average common shares—basic	145,310		145,284	144,351		143,862	143,126	144,707	143,020
Weighted average common shares—diluted	171,703		177,140	170,672		159,887	143,126	170,413	158,914

As Adjusted (Non-GAAP(1))
Total operating expenses	$64,809		$63,718	$62,630		$64,506	$61,591
Operating income	$26,035		$26,705	$23,094		$17,538	$11,719
Income before income taxes	$23,908		$23,902	$19,752		$14,485	$8,615
Income tax expense	$5,342		$5,854	$4,833		$3,287	$1,588
Net income	$18,566		$18,048	$14,919		$11,198	$7,027
Earnings per share—diluted	$0.11		$0.10	$0.09		$0.07	$0.04
Weighted average common shares—diluted	171,703		177,140	170,672		159,887	159,478

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QUARTERLY HIGHLIGHTS

Operating Revenues

•	Operating revenues were essentially unchanged from the third quarter of 2023 and increased 23.9% from the fourth quarter of 2022 primarily due to higher average AUM.
•	Our average advisory fee was 0.36% during the fourth quarter of 2023, the third quarter of 2023 and the fourth quarter of 2022, respectively.

Operating Expenses

•	Operating expenses increased 1.7% from the third quarter of 2023 primarily due to higher marketing expenses, sales and business development expenses and fund management and administration costs. These increases were partly offset by lower professional fees.
•	Operating expenses increased 5.2% from the fourth quarter of 2022 primarily due to higher stock-based compensation and headcount, fund management and administration costs, third party distribution expenses and marketing expenses. These increases were partly offset by the termination of our deferred consideration—gold payments obligation on May 10, 2023.

Other Income/(Expenses)

•	Interest expense increased 8.6% from the third quarter of 2023, primarily due to the recognition of imputed interest on our obligation payable to GBH. Interest expense was essentially unchanged from the fourth quarter of 2022, as the increase related to imputed interest on our obligation payable to GBH was offset by a lower level of debt outstanding.
•	Interest income increased 54.9% from the third quarter of 2023 and 29.6% from the fourth quarter of 2022 due to a higher level of interest-earning assets.
•	During the fourth quarter of 2023, we recognized a non-cash impairment charge of $0.3 million on our investment in Securrency, Inc., as we marked our investment to net realizable value in connection with the closing of the sale of Securrency, Inc. to an unrelated third party.
•	Other gains and losses, net was a gain of $1.6 million for the fourth quarter of 2023. This quarter includes gains of $0.5 million and $1.0 million on our financial instruments and our investments, respectively. Gains and losses also generally arise from the sale of gold earned from management fees paid by our physically-backed gold exchange-traded products (“ETPs”), foreign exchange fluctuations and other miscellaneous items.

Income Taxes

•	Our effective income tax rate for the fourth quarter of 2023 was 23.0%, resulting in income tax expense of $5.7 million. The effective tax rate differs from the federal statutory rate of 21.0% primarily due to non-deductible executive compensation and state and local taxes, partly offset by a lower tax rate on foreign earnings.
•	Our adjusted effective income tax rate for the fourth quarter was 22.3%(1).

ANNUAL HIGHLIGHTS

•	Operating revenues increased 15.8% as compared to 2022 due to higher average AUM and higher other income from large flows from some of our European products, partly offset by a lower average advisory fee.
•	Operating expenses increased 8.4% as compared to 2022 primarily due to higher stock-based compensation and headcount, fund management and administration costs, professional fees, marketing expenses, third-party distribution fees, sales and business development expenses and other expenses. These increases were partly offset by the termination of our deferred consideration—gold payments obligation on May 10, 2023.
•	Significant items reported in other income/(expense) in 2023 include: an increase in interest income of 23.5% due to a higher level of interest-earning assets, a non-cash gain on revaluation/termination of deferred consideration of $62.0 million during the first and second quarters; loss on extinguishment of convertible notes of $9.7 million arising from the repurchase of $115.0 million in aggregate principal amount of our 4.25% Convertible Senior Notes (the “2020 Notes”) in the first quarter; non-cash impairment charges totaling $7.9 million, primarily on our investments in Securrency, Inc.; a non-cash charge of $1.4 million arising from the release of tax-related indemnification assets upon the expiration of the statute of limitations (an equal and offsetting benefit was recognized in income tax expense); and losses on our financial instruments owned and investments of $0.7 million. Gains and losses also generally arise from the sale of gold earned on management fees paid by our physically-backed gold ETPs, foreign exchange fluctuations and other miscellaneous items.
•	Our effective income tax rate for 2023 was 13.8%, resulting in income tax expense of $16.5 million. The effective tax rate differs from the federal statutory rate of 21.0% primarily due to a non-taxable gain on revaluation/termination of deferred consideration, a reduction in unrecognized tax benefits associated with the release of the tax-related indemnification asset described above and a lower tax rate on foreign earnings. These items were partly offset by a non-deductible loss on extinguishment of the 2020 Notes during the first quarter of 2023, an increase in the deferred tax asset valuation allowance on losses recognized on our investments and non-deductible executive compensation.

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CONFERENCE CALL DIAL-IN AND WEBCAST DETAILS

WisdomTree will discuss its results and operational highlights during a live webcast on Friday, February 2, 2024 at 11:00 a.m. ET, which can be accessed using the following link: https://event.choruscall.com/mediaframe/webcast.html?webcastid=CoAvcnGg.

Participants also can dial in using the following numbers: (877) 407-9210 or (201) 689-8049. Click here to access the participant international toll-free access numbers. To avoid delays, we encourage participants to log in or dial into the conference call 10 minutes ahead of the scheduled start time. All earnings materials and the webcast can be accessed through WisdomTree’s investor relations website at https://ir.wisdomtree.com. A replay of the webcast will also be available shortly after the call.

About WisdomTree

WisdomTree is a global financial innovator, offering a well-diversified suite of exchange-traded products (ETPs), models, solutions and products leveraging blockchain-enabled technology. We empower investors and consumers to shape their future and support financial professionals to better serve their clients and grow their businesses. WisdomTree is leveraging the latest financial infrastructure to create products that provide access, transparency and an enhanced user experience. Building on our heritage of innovation, we are also developing and have launched next-generation digital products, services and structures, including digital or blockchain-enabled mutual funds and tokenized assets, as well as our blockchain-native digital wallet, WisdomTree Prime™.*

* The WisdomTree Prime digital wallet and digital asset services are made available through WisdomTree Digital Movement, Inc. (NMLS ID: 2372500) in select U.S. jurisdictions and may be limited where prohibited by law. Visit https://www.wisdomtreeprime.com or the WisdomTree Prime mobile app for more information.

WisdomTree currently has approximately $100.6 billion in assets under management globally.

For more information about WisdomTree and WisdomTree Prime™, visit: https://www.wisdomtree.com.

Please visit us on X, formerly known as Twitter, at @WisdomTreeNews.

WisdomTree® is the marketing name for WisdomTree, Inc. and its subsidiaries worldwide.

PRODUCTS AND SERVICES AVAILABLE VIA WISDOMTREE PRIME:

NOT FDIC INSURED | NO BANK GUARANTEE | NOT A BANK DEPOSIT | MAY LOSE VALUE | NOT SIPC PROTECTED | NOT INSURED BY ANY GOVERNMENT AGENCY

The products and services available through the WisdomTree Prime app are not endorsed, indemnified or guaranteed by any regulatory agency.

______________

(1)	See “Non-GAAP Financial Measurements.”
(2)	Earnings/(loss) per share (“EPS”) is calculated pursuant to the two-class method as it results in a lower EPS amount as compared to the treasury stock method. In addition, the three months and year ended December 31, 2023 includes a gain of $7,966 recognized upon the repurchase of our Series C non-voting preferred shares convertible into 13.1 million shares of common stock from GBH, which is excluded from net income, but required to be added to net income to arrive at income available to common stockholders in the calculation of EPS. This gain is excluded from our EPS when computed on a non-GAAP basis.

Contact Information:

Investor Relations	Corporate Communications
Jeremy Campbell	Jessica Zaloom
+1.646.522.2602	+1.917.267.3735
jeremy.campbell@wisdomtree.com	jzaloom@wisdomtree.com

5

WISDOMTREE, INC. AND SUBSIDIARIES

KEY OPERATING STATISTICS

(Unaudited)

	Three Months Ended
	Dec. 31, 2023	Sept. 30, 2023	June 30, 2023	Mar. 31, 2023	Dec. 31, 2022
GLOBAL ETPs ($ in millions)

Beginning of period assets	$93,735	$93,666	$90,740	$81,993	$70,878
(Outflows)/inflows	(255)	1,983	2,327	6,341	5,264
Market appreciation/(depreciation)	6,644	(1,914)	599	2,406	5,851
End of period assets	$100,124	$93,735	$93,666	$90,740	$81,993
Average assets during the period	$96,557	$95,743	$91,578	$87,508	$77,649
Average advisory fee during the period	0.36%	0.36%	0.36%	0.36%	0.36%
Revenue days	92	92	91	90	92
Number of ETFs—end of the period	337	344	344	341	339

U.S. LISTED ETFs ($ in millions)

Beginning of period assets	$68,018	$65,903	$61,283	$55,973	$48,043
(Outflows)/inflows	(67)	3,601	3,249	4,012	4,232
Market appreciation/(depreciation)	4,535	(1,486)	1,371	1,298	3,698
End of period assets	$72,486	$68,018	$65,903	$61,283	$55,973
Average assets during the period	$69,717	$68,008	$62,712	$59,430	$53,655
Number of ETFs—end of the period	76	80	80	80	79

EUROPEAN LISTED ETPs ($ in millions)

Beginning of period assets	$25,717	$27,763	$29,457	$26,020	$22,835
(Outflows)/inflows	(188)	(1,618)	(922)	2,329	1,032
Market appreciation/(depreciation)	2,109	(428)	(772)	1,108	2,153
End of period assets	$27,638	$25,717	$27,763	$29,457	$26,020
Average assets during the period	$26,840	$27,735	$28,866	$28,078	$23,994
Number of ETPs—end of the period	261	264	264	261	260

PRODUCT CATEGORIES ($ in millions)

U.S. Equity
Beginning of period assets	$25,644	$26,001	$24,534	$24,112	$20,952
Inflows/(outflows)	487	864	414	(149)	1,022
Market appreciation/(depreciation)	3,025	(1,221)	1,053	571	2,138
End of period assets	$29,156	$25,644	$26,001	$24,534	$24,112
Average assets during the period	$26,844	$26,501	$24,732	$24,725	$23,492

Commodity & Currency
Beginning of period assets	$20,465	$22,384	$24,924	$22,097	$19,561
(Outflows)/inflows	(449)	(1,815)	(1,513)	2,003	796
Market appreciation/(depreciation)	1,320	(104)	(1,027)	824	1,740
End of period assets	$21,336	$20,465	$22,384	$24,924	$22,097
Average assets during the period	$21,254	$22,278	$24,033	$23,807	$20,345

Fixed Income
Beginning of period assets	$21,797	$20,215	$18,708	$15,273	$11,695
(Outflows)/inflows	(715)	1,671	1,471	3,513	3,392
Market appreciation/(depreciation)	115	(89)	36	(78)	186
End of period assets	$21,197	$21,797	$20,215	$18,708	$15,273
Average assets during the period	$21,889	$20,965	$19,185	$17,176	$13,962

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	Three Months Ended
	Dec. 31, 2023	Sept. 30, 2023	June 30, 2023	Mar. 31, 2023	Dec. 31, 2022
International Developed Market Equity
Beginning of period assets	$13,902	$13,423	$11,433	$10,195	$9,183
Inflows/(outflows)	9	798	1,593	450	40
Market appreciation/(depreciation)	1,192	(319)	397	788	972
End of period assets	$15,103	$13,902	$13,423	$11,433	$10,195
Average assets during the period	$14,267	$13,873	$12,276	$10,879	$10,000

Emerging Market Equity
Beginning of period assets	$9,569	$9,191	$8,811	$8,116	$7,495
Inflows/(outflows)	412	451	329	486	(53)
Market appreciation/(depreciation)	745	(73)	51	209	674
End of period assets	$10,726	$9,569	$9,191	$8,811	$8,116
Average assets during the period	$9,833	$9,652	$8,998	$8,666	$7,770

Leveraged & Inverse
Beginning of period assets	$1,781	$1,864	$1,785	$1,754	$1,523
(Outflows)/inflows	(59)	(1)	12	43	59
Market appreciation/(depreciation)	93	(82)	67	(12)	172
End of period assets	$1,815	$1,781	$1,864	$1,785	$1,754
Average assets during the period	$1,803	$1,894	$1,798	$1,757	$1,623

Cryptocurrency
Beginning of period assets	$243	$248	$239	$136	$163
Inflows/(outflows)	28	10	(1)	13	(4)
Market appreciation/(depreciation)	143	(15)	10	90	(23)
End of period assets	$414	$243	$248	$239	$136
Average assets during the period	$325	$238	$236	$190	$152

Alternatives
Beginning of period assets	$334	$340	$306	$310	$306
Inflows/(outflows)	32	5	22	(18)	12
Market appreciation/(depreciation)	11	(11)	12	14	(8)
End of period assets	$377	$334	$340	$306	$310
Average assets during the period	$342	$342	$320	$308	$305

Headcount	303	299	291	279	273

Note: Previously issued statistics may be restated due to fund closures and trade adjustments

Source: WisdomTree

7

WISDOMTREE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	Dec. 31, 2023	Dec. 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$129,305	$132,101
Financial instruments owned, at fair value	58,722	126,239
Accounts receivable	35,473	30,549
Prepaid expenses	5,258	4,684
Other current assets	1,036	390
Total current assets	229,794	293,963
Fixed assets, net	427	544
Indemnification receivable	—	1,353
Securities held-to-maturity	230	259
Deferred tax assets, net	11,057	10,536
Investments	9,684	35,721
Right of use assets—operating leases	563	1,449
Goodwill	86,841	85,856
Intangible assets, net	605,082	603,567
Other noncurrent assets	459	571
Total assets	$944,137	$1,033,819
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities:
Fund management and administration payable	$30,085	$36,521
Compensation and benefits payable	38,111	24,121
Payable to Gold Bullion Holdings (Jersey) Limited (“GBH”)	14,804	—
Income taxes payable	3,866	1,599
Operating lease liabilities	578	1,125
Convertible notes—current	—	59,197
Deferred consideration—gold payments	—	16,796
Accounts payable and other liabilities	15,772	9,075
Total current liabilities	103,216	148,434
Convertible notes—long term	274,888	262,019
Payable to GBH	24,328	—
Deferred consideration—gold payments	—	183,494
Operating lease liabilities	—	339
Other noncurrent liabilities	—	1,353
Total liabilities	402,432	595,639
Preferred stock:
Series A Non-Voting Convertible, par value $0.01; 14.750 shares authorized, issued and outstanding	132,569	132,569
STOCKHOLDERS’ EQUITY
Common stock, par value $0.01; 400,000 shares authorized:
Issued and outstanding: 150,330 and 146,517 at December 31, 2023 and 2022, respectively	1,503	1,465
Additional paid-in capital	312,440	291,847
Accumulated other comprehensive loss	(548)	(1,420)
Retained earnings	95,741	13,719
Total stockholders’ equity	409,136	305,611
Total liabilities and stockholders’ equity	$944,137	$1,033,819

8

WISDOMTREE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Years Ended,
	Dec. 31, 2023	Dec. 31, 2022
Cash flows from operating activities:
Net income	$102,546	$50,684
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on revaluation/termination of deferred consideration—gold payments	(61,953)	(27,765)
Advisory and license fees paid in gold, other precious metals and cryptocurrency	(49,400)	(57,290)
Stock-based compensation	16,190	10,385
Loss on extinguishment of convertible notes	9,721	—
Impairments	7,942	—
Contractual gold payments	6,069	17,108
Amortization of issuance costs—convertible notes	1,817	2,592
Amortization of right of use asset	1,285	963
Depreciation and amortization	872	262
Losses on financial instruments owned, at fair value	517	16,516
Deferred income taxes	(481)	(1,296)
Imputed interest on payable to GBH	297	—
Losses on investments	242	—
Other	—	386
Changes in operating assets and liabilities:
Accounts receivable	(6,212)	(720)
Prepaid expenses	(518)	(808)
Gold and other precious metals	42,150	41,847
Other assets	281	(309)
Fund management and administration payable	5,837	3,723
Compensation and benefits payable	1,209	4,485
Income taxes payable	2,260	(2,308)
Operating lease liabilities	(1,284)	(965)
Accounts payable and other liabilities	6,213	(33)
Net cash provided by operating activities	85,600	57,457
Cash flows from investing activities:
Purchase of financial instruments owned, at fair value	(57,364)	(67,734)
Purchase of investments	(11,228)	(21,863)
Cash paid—software development	(2,149)	(2,370)
Cash paid—acquisition of Securrency Transfers, Inc. (net of cash acquired)	(985)	—
Purchase of fixed assets	(113)	(220)
Proceeds from the sale of financial instruments owned, at fair value	123,564	52,115
Proceeds from the sale of investment in Securrency, Inc.	28,818	—
Receipt of contingent consideration—Sale of Canadian ETF business	1,477	—
Proceeds from held-to-maturity securities maturing or called prior to maturity	29	45
Net cash provided by/(used in) investing activities	82,049	(40,027)
Cash flows from financing activities:
Repurchase and maturity of convertible notes	(184,272)	—
Termination of deferred consideration—gold payments	(50,005)	—
Repurchase of Series C Non-Voting Convertible Preferred Stock	(40,000)	—
Dividends paid	(20,144)	(19,362)
Shares repurchased	(3,570)	(3,418)
Issuance costs—convertible notes	(3,548)	—
Issuance costs—Series C Non-Voting Convertible Preferred Stock	(97)	—
Proceeds from the issuance of convertible notes	130,000	—
Net cash used in financing activities	(171,636)	(22,780)
Increase/(decrease) in cash flow due to changes in foreign exchange rate	1,191	(3,258)
Net decrease in cash and cash equivalents	(2,796)	(8,608)
Cash and cash equivalents—beginning of year	132,101	140,709
Cash and cash equivalents—end of period	$129,305	$132,101
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$16,156	$12,500
Cash paid for interest	$10,709	$12,313

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NON-GAAP FINANCIAL MEASUREMENTS

In an effort to provide additional information regarding our results as determined by GAAP, we also disclose certain non-GAAP information which we believe provides useful and meaningful information. Our management reviews these non-GAAP financial measurements when evaluating our financial performance and results of operations; therefore, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. Non-GAAP measurements do not have any standardized meaning, do not replace nor are superior to GAAP financial measurements and are unlikely to be comparable to similar measures presented by other companies. These non-GAAP financial measurements should be considered in the context with our GAAP results. The non-GAAP financial measurements contained in this press release include:

Adjusted Operating Income, Operating Expenses, Income Before Income Taxes, Income Tax Expense, Net Income and Diluted Earnings per Share

We disclose adjusted operating income, operating expenses, income before income taxes, income tax expense, net income and diluted earnings per share as non-GAAP financial measurements in order to report our results exclusive of items that are non-recurring or not core to our operating business. We believe presenting these non-GAAP financial measurements provides investors with a consistent way to analyze our performance. These non-GAAP financial measurements exclude the following:

Gains or losses on financial instruments owned: We account for our financial instruments owned as trading securities, which requires these instruments to be measured at fair value with gains and losses reported in net income. We exclude these items when calculating our non-GAAP financial measurements as the gains and losses introduce volatility in earnings and are not core to our operating business.

Tax windfalls and shortfalls upon vesting and exercise of stock-based compensation awards: GAAP requires the recognition of tax windfalls and shortfalls within income tax expense. These items arise upon the vesting and exercise of stock-based compensation awards and the magnitude is directly correlated to the number of awards vesting/exercised as well as the difference between the price of our stock on the date the award was granted and the date the award vested or was exercised. We exclude these items when calculating our non-GAAP financial measurements as they introduce volatility in earnings and are not core to our operating business.

Imputed interest on our payable to the Gold Bullion Holdings (Jersey) Limited (“GBH”): During the fourth quarter of 2023, we repurchased our Series C Non-Voting Convertible Preferred Stock which were convertible into 13.1 million shares of WisdomTree common stock, from GBH, a subsidiary of the World Gold Council, for aggregate cash consideration of approximately $84.4 million. Under the terms of the transaction, we paid GBH $40.0 million on the closing date, with the remainder of the purchase price payable in equal annual installments on the first, second and third anniversaries of the closing date, with no requirement to pay interest. Under US GAAP, the obligation is recorded at its present value utilizing a market rate of interest on the closing date of 7.0% and the corresponding discount is amortized as interest expense pursuant to the effective interest method of accounting over the life of the obligation. We exclude this item when calculating our non-GAAP financial measurements as recognition of interest expense is non-cash and contrary to the stated terms of our obligation.

Other items: Unrealized gains or losses on the revaluation/termination of deferred consideration—gold payments, which we terminated in the second quarter of 2023, loss on extinguishment of our convertible notes, impairments, remeasurement of contingent consideration payable to us from the sale of our former Canadian ETF business, unrealized gains and losses recognized on our investments, changes in deferred tax asset valuation allowance, expenses incurred in response to an activist campaign and litigation expenses associated with certain provisions of our Stockholder Rights Agreement dated as of March 17, 2023, as amended, with Continental Stock Transfer & Trust Company, as Rights Agent, are excluded when calculating our non-GAAP financial measurements.

Adjusted Effective Income Tax Rate

We disclose our adjusted effective income tax rate as a non-GAAP financial measurement in order to report our effective income tax rate exclusive of items that are non-recurring or not core to our operating business. We believe reporting our adjusted effective income tax rate provides investors with a consistent way to analyze our income taxes. Our adjusted effective income tax rate is calculated by dividing adjusted income tax expense by adjusted income before income taxes. See above for information regarding the items that are excluded.

Gross Margin and Gross Margin Percentage

We disclose our gross margin and gross margin percentage as non-GAAP financial measurements because we believe they provide investors with a consistent way to analyze the amount we retain after paying third-party service providers to operate our ETPs. These measures also assist us in analyzing the profitability of our products. We define gross margin as total operating revenues less fund management and administration expenses. Gross margin percentage is calculated as gross margin divided by total operating revenues.

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GAAP to NON-GAAP RECONCILIATION (CONSOLIDATED)

(in thousands)

(Unaudited)

	Three Months Ended
Adjusted Net Income and Diluted Earnings per Share:	Dec. 31, 2023	Sept. 30, 2023	June 30, 2023	Mar. 31, 2023	Dec. 31, 2022

Net income/(loss), as reported	$19,077	$12,984	$54,252	$16,233	$(28,289)
(Deduct)/add back: (Gains)/losses on financial instruments owned, net of income taxes	(370)	1,479	762	(1,479)	669
(Deduct)/add back: (Gains)/losses recognized on investments, net of income taxes	(336)	323	(2,346)	2,966	469
(Deduct)/add back: (Decrease)/increase in deferred tax asset valuation allowance on financial instruments owned and investments	(280)	1,234	(508)	1,667	364
Add back: Impairments, net of income taxes	257	2,046	—	3,710	—
Add back: Imputed interest on payable to GBH, net of income taxes	224	—	—	—	—
(Deduct)/add back: Tax (windfalls)/shortfalls upon vesting and exercise of stock-based compensation awards	(6)	(18)	33	(185)	—
(Deduct)/add back: (Gain)/loss on revaluation/termination of deferred consideration—gold payments	—	—	(41,361)	(20,592)	35,423
Add back: Expenses incurred in response to an activist campaign, net of income taxes	—	—	3,720	732	—
Add back: Litigation expenses associated with certain provisions of the Stockholder Rights Agreement, net of income taxes	—	—	367	—	—
Add back: Loss on extinguishment of convertible notes, net of income taxes	—	—	—	9,623	—
Deduct: Remeasurement of contingent consideration—sale of former Canadian ETF business	—	—	—	(1,477)	—
Deduct: Decrease in deferred tax asset valuation allowance on net operating losses of a European subsidiary	—	—	—	—	(1,609)
Adjusted net income	$18,566	$18,048	$14,919	$11,198	$7,027
Weighted average common shares—diluted	171,703	177,140	170,672	159,887	159,478
Adjusted earnings per share—diluted	$0.11	$0.10	$0.09	$0.07	$0.04

	Three Months Ended
Gross Margin and Gross Margin Percentage:	Dec. 31, 2023	Sept. 30, 2023	June 30, 2023	Mar. 31, 2023	Dec. 31, 2022

Operating revenues	$90,844	$90,423	$85,724	$82,044	$73,310
Less: Fund management and administration	(18,445)	(18,023)	(17,727)	(17,153)	(16,906)
Gross margin	$72,399	$72,400	$67,997	$64,891	$56,404
Gross margin percentage	79.7%	80.1%	79.3%	79.1%	76.9%

	Three Months Ended
Adjusted Operating Income and Adjusted Operating Income Margin:	Dec. 31, 2023	Sept. 30, 2023	June 30, 2023	Mar. 31, 2023	Dec. 31, 2022

Operating revenues	$90,844	$90,423	$85,724	$82,044	$73,310
Operating income	$26,035	$26,705	$18,181	$16,571	$11,719
Add back: Expenses incurred in response to an activist campaign	—	—	4,913	967	—
Adjusted operating income	$26,035	$26,705	$23,094	$17,538	$11,719
Adjusted operating income margin	28.7%	29.5%	26.9%	21.4%	16.0%

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	Three Months Ended
Adjusted Total Operating Expenses:	Dec. 31, 2023	Sept. 30, 2023	June 30, 2023	Mar. 31, 2023	Dec. 31, 2022

Total operating expenses	$64,809	$63,718	$67,543	$65,473	$61,591
Deduct: Expenses incurred in response to an activist campaign	—	—	(4,913)	(967)	—
Adjusted total operating expenses	$64,809	$63,718	$62,630	$64,506	$61,591

	Three Months Ended
Adjusted Income Before Income Taxes:	Dec. 31, 2023	Sept. 30, 2023	June 30, 2023	Mar. 31, 2023	Dec. 31, 2022

Income/(loss) before income taxes	$24,765	$18,820	$57,807	$17,616	$(28,310)
(Deduct)/add back: (Gains)/losses recognized on investments	(1,003)	426	(3,099)	3,918	619
(Deduct)/add back: (Gains)/losses on financial instruments owned	(489)	1,953	1,007	(1,954)	883
Add back: Impairments	339	2,703	—	4,900	—
Add back: Imputed interest on payable to GBH	296	—	—	—	—
(Deduct)/add back: (Gain)/loss on revaluation/termination of deferred consideration—gold payments	—	—	(41,361)	(20,592)	35,423
Add back: Expenses incurred in response to an activist campaign	—	—	4,913	967	—
Add back: Litigation expenses associated with certain provisions of the Stockholder Rights Agreement	—	—	485	—	—
Add back: Loss on extinguishment of convertible notes	—	—	—	9,721	—
Deduct: Remeasurement of contingent consideration—sale of former Canadian ETF business	—	—	—	(1,477)	—
Add back: Loss recognized upon reduction of a tax-related indemnification asset	—	—	—	1,386	—
Adjusted income before income taxes	$23,908	$23,902	$19,752	$14,485	$8,615

	Three Months Ended
Adjusted Income Tax Expense and Adjusted Effective Income Tax Rate:	Dec. 31, 2023	Sept. 30, 2023	June 30, 2023	Mar. 31, 2023	Dec. 31, 2022

Adjusted income before income taxes (above)	$23,908	$23,902	$19,752	$14,485	$8,615
Income tax expense/(benefit)	$5,688	$5,836	$3,555	$1,383	$(21)
(Deduct)/add back: Tax (expense)/benefit on gains and losses on investments	(667)	103	(753)	952	150
Add back/(deduct): Decrease/(increase) in deferred tax asset valuation allowance on financial instruments owned and investments	280	(1,234)	508	(1,667)	(364)
(Deduct)/add back: Tax (expense)/benefit arising from (gains)/losses on financial instruments owned	(119)	474	245	(475)	214
Add back: Tax benefit arising from impairments	82	657	—	1,190	—
Add back: Tax benefit on imputed interest	72	—	—	—	—
Add back/(deduct): Tax windfalls/(shortfalls) upon vesting and exercise of stock-based compensation awards	6	18	(33)	185	—
Add back: Tax benefit arising from expenses incurred in response to an activist campaign	—	—	1,193	235	—
Add back: Tax benefit arising from litigation expenses associated with certain provisions of the Stockholder Rights Agreement	—	—	118	—	—
Add back: Decrease in deferred tax asset valuation allowance on net operating losses of a European subsidiary	—	—	—	—	1,609
Add back: Tax benefit arising from extinguishment of convertible notes	—	—	—	98	—
Add back: Tax benefit arising from reduction of a tax-related indemnification asset	—	—	—	1,386	—
Adjusted income tax expense	$5,342	$5,854	$4,833	$3,287	$1,588
Adjusted effective income tax rate	22.3%	24.5%	24.5%	22.7%	18.4%

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this press release completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this press release may include statements about:

•	anticipated trends, conditions and investor sentiment in the global markets and ETPs;
•	anticipated levels of inflows into and outflows out of our ETPs;
•	our ability to deliver favorable rates of return to investors;
•	competition in our business;
•	whether we will experience future growth;
•	our ability to develop new products and services and their potential for success;
•	our ability to maintain current vendors or find new vendors to provide services to us at favorable costs;
•	our ability to successfully implement our strategy relating to digital assets and blockchain-enabled financial services, including WisdomTree Prime™, and achieve its objectives;
•	our ability to successfully operate and expand our business in non-U.S. markets;
•	the effect of laws and regulations that apply to our business; and
•	actions of activist stockholders.

Our business is subject to many risks and uncertainties, including without limitation:

•	declining prices of securities, gold and other precious metals and other commodities and changes in interest rates and general market conditions can adversely affect our business by reducing the market value of the assets we manage or causing WisdomTree ETP investors to sell their fund shares and trigger redemptions;
•	fluctuations in the amount and mix of our AUM, whether caused by disruptions in the financial markets or otherwise, including but not limited to a pandemic or war conflict, may negatively impact revenues and operating margins, and may impede our ability to refinance our debt upon maturity or increase the cost of borrowing upon a refinancing;
•	competitive pressures could reduce revenues and profit margins;
•	we derive a substantial portion of our revenues from a limited number of products, and as a result, our operating results are particularly exposed to investor sentiment toward investing in the products’ strategies and our ability to maintain the AUM of these products, as well as the performance of these products and market-specific and political and economic risk;
•	a significant portion of our AUM is held in products with exposure to U.S. and international developed markets, and we therefore have exposure to domestic and foreign market conditions and are subject to currency exchange rate risks;
•	withdrawals or broad changes in investments in our ETPs by investors with significant positions may negatively impact revenues and operating margins;
•	we face increased operational, regulatory, financial and other risks as a result of conducting our business internationally;
•	many of our ETPs have a limited track record, and poor investment performance could cause our revenues to decline;
•	we depend on third parties to provide many critical services to operate our business and our ETPs. The failure of key vendors to adequately provide such services could materially affect our operating business and harm WisdomTree ETP investors; and
•	actions of activist stockholders against us, which have been costly and may be disruptive and cause uncertainty about the strategic direction of our business.

Other factors, such as general economic conditions, including currency exchange rate fluctuations, also may have an effect on the results of our operations. For a more complete description of the risks noted above and other risks that could cause our actual results to differ from our current expectations, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022.

The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date of this press release.

Category: Business Update

13